COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
     IN DREYFUS CAPITAL VALUE FUND ( A PREMIER FUND)
     CLASS A SHARES AND THE STANDARD & POOR'S 500 COMPOSITE
     STOCK PRICE INDEX

     EXHIBIT A:
     ____________________________________________________
    |           |      STANDARD      |    DREYFUS       |
    |           |      & POOR'S 500  |    CAPITAL       |
    |  PERIOD   |    COMPOSITE STOCK |  VALUE FUND      |
    |           |     PRICE INDEX *  | CLASS A SHARES   |
    |-----------|--------------------| -----------------|
    | 10/10/85  |          10,000    |       9,552      |
    |  9/30/86  |          13,174    |      12,569      |
    |  9/30/87  |          18,894    |      17,562      |
    |  9/30/88  |          16,553    |      18,140      |
    |  9/30/89  |          22,007    |      21,941      |
    |  9/30/90  |          19,974    |      24,250      |
    |  9/30/91  |          26,184    |      24,079      |
    |  9/30/92  |          29,075    |      24,075      |
    |  9/30/93  |          32,846    |      23,425      |
    |  9/30/94  |          34,054    |      24,864      |
    |  9/30/95  |          44,171    |      22,730      |
     ---------------------------------------------------


    *Source: Lipper Analytical Services, Inc.